UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.             )

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☐	Soliciting Material Pursuant to § 240.14a-12

New England Bancshares, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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New England Bancshares, Inc.

660 Enfield Street

Enfield, Connecticut 06082

(860) 253-5200

Notice of Special Meeting of Stockholders

On [MEETING DATE], New England Bancshares, Inc. will hold a special meeting of stockholders at             located at             , Enfield, Connecticut. The meeting will begin at             :            .m., local time. At the meeting, stockholders will consider and act on the following:

1.	The approval of a plan of conversion and reorganization pursuant to which: (A) New England Bancshares will convert to an interim federal stock savings association and will merge with and into Enfield Federal, with Enfield Federal being the surviving entity, (B) Enfield Mutual Holding Company, which currently owns approximately 57.5% of the common stock of New England Bancshares, will convert to an interim federal stock savings association and merge with and into Enfield Federal, with Enfield Federal being the surviving entity, (C) an interim stock savings association will be formed as a subsidiary of NEBS Bancshares, Inc., a Maryland corporation recently formed to be the holding company for Enfield Federal, and then will merge into Enfield Federal, with Enfield Federal being the surviving entity, (D) the outstanding shares of New England Bancshares, other than those held by Enfield Mutual Holding Company, will be converted into shares of common stock of NEBS Bancshares and (E) NEBS Bancshares will offer shares of its common stock for sale in a subscription offering and community offering; and

2.	Such other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Only stockholders as of [RECORD DATE] are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

You have the right to dissent and obtain payment in cash of the fair value of your shares of New England Bancshares common stock under Office of Thrift Supervision regulations. To perfect dissenters’ rights, you must not vote in favor of the plan of conversion and reorganization and must file a written demand for appraisal before the taking of the vote on the plan of conversion and reorganization. A copy of the applicable Office of Thrift Supervision regulations are included as Appendix A to the attached proxy statement and a summary of the provisions can be found under the caption “Proposal 1—Approval of the Plan of Conversion and Reorganization—Dissenters’ Rights.”

In some instances, the rights of stockholders of NEBS Bancshares will be less than the rights stockholders of New England Bancshares currently have. The decreases in stockholder rights under the articles of incorporation and Bylaws of NEBS Bancshares are not mandated by Maryland law, but have been chosen by management as being in the best interests of the corporation and all of its stockholders. For a discussion of the differences in stockholders’ rights, see the section captioned “Proposal 1—Approval of the Plan of Conversion and Reorganization—Comparison of Stockholders’ Rights” in the attached proxy statement.

Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Nancy L. Grady

Corporate Secretary

Enfield, Connecticut

[MAIL DATE]

Questions and Answers

You should read this document and the accompanying prospectus (which includes a detailed index) for more information about the conversion. The plan of conversion and reorganization described in this document has been conditionally approved by the Office of Thrift Supervision.

Q.	What am I being asked to approve?

A.	New England Bancshares stockholders as of [RECORD DATE] are asked to vote on the plan of conversion and reorganization, pursuant to which:

•	New England Bancshares will convert to an interim federal stock savings association and will merge with and into Enfield Federal, with Enfield Federal being the surviving entity;

•	Enfield Mutual Holding Company, which currently owns approximately 57.5% of the common stock of New England Bancshares, will convert to an interim federal stock savings association and merge with and into Enfield Federal, with Enfield Federal being the surviving entity;

•	An interim stock savings association will be formed as a subsidiary of NEBS Bancshares, Inc., a Maryland corporation recently formed to be the holding company for Enfield Federal, and then will merge into Enfield Federal, with Enfield Federal being the surviving entity;

•	The outstanding shares of New England Bancshares, other than those held by Enfield Mutual Holding Company, will be converted into shares of common stock of NEBS Bancshares; and

•	NEBS Bancshares will offer shares of its common stock for sale in a subscription offering and community offering.

Q.	What are reasons for the conversion and the related offering?

A.	The primary reasons for the conversion are to structure our business in a form that will provide access to capital markets, support future lending and operational growth, enhance our ability to attract and retain qualified directors and management through stock-based compensation plans, support future branching activities and facilitate acquisitions of other financial institutions, create a more liquid and active market than currently exists for New England Bancshares common stock and increase our capital, which will make us stronger.

Q.	What will I receive for my New England Bancshares shares?

A.	As more fully described in the section of this proxy statement entitled “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio,” depending on the number of shares sold in the offering, each share of common stock that you own upon completion of the conversion will be exchanged for between 1.7998 new shares at the minimum and 2.4350 shares of NEBS Bancshares at the maximum of the offering range (though cash will be paid in lieu of fractional shares). The number of new shares you receive for your existing New England Bancshares shares does not depend on the market value of New England Bancshares common stock. Instead, the exchange ratio is calculated based on the percentage of New England Bancshares common stock held by the public, the final independent appraisal of the pro forma market value of New England Bancshares common stock assuming the completion of the conversion and the offering and the number of shares sold in the offering. The result will be that each existing stockholder will own the same percentage of New England Bancshares after the conversion as was held just prior thereto, before giving effect to (1) any shares purchased by the stockholder in the offering and (2) cash received in lieu of fractional shares.

Q.	Why will the shares that I receive be based on a price of $10.00 per share rather than the trading price of the common stock prior to the conversion?

A.	Our Board of Directors selected a price of $10.00 per share for the stock offered for sale because it is a commonly selected per share price for mutual-to-stock conversions.

Q.	Should I submit my stock certificates now?

A.	No. If you hold your stock certificate(s), instructions for exchanging the shares will be sent to you after completion of the conversion. If your shares are held in street name, rather than in certificate form, the share exchange will occur automatically upon completion of the conversion.

Q.	Will NEBS Bancshares pay dividends?

A.	After the offering, NEBS Bancshares intends to adopt a policy of paying regular cash dividends on its common stock, but has not decided the amount or frequency of payments or when the payments may begin. We make no assurances that we will pay regular cash dividends in the future.

Q.	If my shares are held in street name, will my broker automatically vote on my behalf?

A.	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, using the directions that your broker provides to you.

Q.	What if I do not give voting instructions to my broker?

A.	Your vote is important. If you do not instruct your broker to vote your shares, the unvoted proxy will have the same effect as a vote against the plan of conversion and reorganization.

Q.	May I place an order to purchase shares in the offering, in addition to the shares that I will receive in the exchange?

A.	Yes. Eligible depositors of Enfield Federal have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as fully described in the prospectus. New England Bancshares stockholders have a preference in the community offering. If you hold your stock certificate(s), you were mailed a stock order form and order reply envelope with this document. If you hold your shares in street name with a broker, you must call the stock information center if you would like to receive a stock order form. The telephone number is (860) - .

Other Questions?

For answers to other questions, please read the proxy statement and the prospectus. Questions about the offering or voting may be directed to the stock information center by calling (860)             -            , Monday through Friday, except for Thanksgiving Day, from 9:00 a.m. to 4:00 p.m., Eastern time.

2

New England Bancshares, Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of New England Bancshares to be used at a special meeting of stockholders of New England Bancshares. The special meeting will be held at             located at             , Enfield, Connecticut on [MEETING DATE] at         :            .m., local time. This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about [MAIL DATE].

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your New England Bancshares common stock if our records show that you held your shares as of the close of business on [RECORD DATE]. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on [RECORD DATE], there were 1,298,786 shares of New England Bancshares common stock outstanding. Each share of common stock has one vote. New England Bancshares’ charter provides that a record owner of New England Bancshares common stock (other than Enfield Mutual Holding Company) who beneficially owns, either directly or indirectly, in excess of 10% of New England Bancshares’ outstanding shares, is not entitled to vote the shares held in excess of the 10% limit.

Attending the Meeting

If you are a stockholder as of the close of business on [RECORD DATE], you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of New England Bancshares common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the plan of conversion and reorganization, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the plan of conversion and reorganization requires the affirmative vote of a majority of the outstanding shares of New England Bancshares common stock, including the shares held by Enfield Mutual Holding Company, and the affirmative vote of a majority of votes eligible to be cast at the meeting, excluding shares of Enfield Mutual Holding Company. Abstentions and broker non-votes will have the same effect as a vote against the plan of conversion and reorganization.

Shares Held by Enfield Mutual Holding Company and Our Officers and Directors

As of [RECORD DATE], Enfield Mutual Holding Company beneficially owned 1,298,786 shares of New England Bancshares common stock. This equals 57.5% of our outstanding shares. Enfield Mutual Holding Company intends to vote all of its shares in favor of the plan of conversion and reorganization. Accordingly, this matter will receive the required approval of a majority of our outstanding shares.

As of [RECORD DATE], our officers and directors beneficially owned             shares of New England Bancshares common stock, not including shares that they may acquire upon the exercise of outstanding stock options. This equals             % of our outstanding shares and             % of shares held by persons other than Enfield Mutual Holding Company.

Voting by Proxy

Our Board of Directors is sending you this proxy statement to request that you allow your shares of New England Bancshares common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of New England Bancshares common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors. Our Board of Directors recommends that you vote “FOR” approval of the plan of conversion and reorganization.

If any matters not described in this proxy statement are properly presented at the special meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the special meeting to solicit additional proxies. We may adjourn or postpone the meeting to solicit additional proxies if we have not received a sufficient number of votes to approve the plan of conversion and reorganization. However, no proxy that is voted against the plan of conversion and reorganization will be voted in favor of adjournment to solicit additional proxies. If the special meeting is postponed or adjourned, your New England Bancshares common stock may be voted by the persons named in the proxy card on the new special meeting date as well, provided such meeting occurs within 30 days of the special meeting and you have revoked your proxy. We do not know of any other matters to be presented at the special meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of New England Bancshares in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

If your New England Bancshares common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Proposal 1—Approval of the Plan of Conversion and Reorganization

General

On July 11, 2005, the respective Boards of Directors of Enfield Federal, New England Bancshares and Enfield Mutual Holding Company unanimously adopted the plan of conversion and reorganization. Under the plan of conversion and reorganization, Enfield Federal will convert from the mutual holding company form of organization to the stock holding company form of organization and become a wholly owned subsidiary of NEBS Bancshares, a newly formed Maryland corporation. Current stockholders of New England Bancshares, other than Enfield Mutual Holding Company, will receive shares of NEBS Bancshares common stock in exchange for their shares of New England Bancshares common stock. Following the conversion, Enfield Mutual Holding Company and New England Bancshares will no longer exist.

The conversion to a stock holding company structure also includes the offering by NEBS Bancshares of its common stock to qualifying depositors and borrowers of Enfield Federal in a subscription offering and, if necessary, to members of the general public through a community offering and/or a syndicate of registered broker-dealers. The completion of the offering depends on market conditions and other factors beyond our control. We can give no assurance as to the length of time that will be required to complete the sale of the common stock. If we experience delays, significant changes may occur in the appraisal of NEBS Bancshares and New England Bancshares as converted, which would require a change in the offering range. A change in the offering range would result in a change in the net proceeds realized by NEBS Bancshares from the sale of the common stock. If the conversion is terminated, we would be required to charge all expenses related to the conversion against current income.

The Office of Thrift Supervision has approved our plan of conversion and reorganization, subject to, among other things, approval of the plan of conversion and reorganization by Enfield Mutual Holding Company’s members and New England Bancshares’s stockholders.

The following is a summary of information about the conversion. A more detailed description of New England Bancshares and the proposed conversion is contained in the prospectus, which has been delivered with this proxy statement and which is incorporated in this proxy statement by reference. Details of the conversion can be found in the prospectus section entitled “The Conversion.” A copy of the plan of conversion and reorganization and the articles of incorporation and bylaws of NEBS Bancshares are available upon written request to New England Bancshares at the address on the front of this proxy statement. To receive timely delivery of the documents in advance of the special meeting of stockholders, you should make your request no later than December             , 2005.

Description of the Conversion

NEBS Bancshares has been incorporated under Maryland law as a first-tier wholly owned subsidiary of Enfield Federal. To effect the conversion, the following will occur:

(1)	Enfield Mutual Holding Company will convert from mutual form to an interim federal stock savings institution and simultaneously merge with and into Enfield Federal, pursuant to which Enfield Mutual Holding Company will cease to exist and the shares of New England Bancshares common stock held by Enfield Mutual Holding Company will be canceled;

(2)	New England Bancshares will convert into an interim federal stock savings association and simultaneously merge with and into Enfield Federal, pursuant to which New England Bancshares will cease to exist; and

(3)	Enfield Interim Federal Savings and Loan Association III will be formed as a wholly owned subsidiary of NEBS Bancshares, and then will merge with and into Enfield Federal.

As a result of the merger of Enfield Interim Federal Savings Association III with and into Enfield Federal, Enfield Federal will become a wholly-owned subsidiary of NEBS Bancshares and the outstanding shares of New

England Bancshares common stock will be converted into a number of shares of NEBS Bancshares common stock that will result in the holders of such shares owning in the aggregate approximately the same percentage of NEBS Bancshares common stock to be outstanding upon the completion of the conversion (i.e., the common stock and the exchange shares) as the percentage of New England Bancshares common stock owned by them in the aggregate immediately before consummation of the conversion before giving effect to (1) the payment of cash in lieu of issuing fractional exchange shares and (2) any shares of common stock purchased by public stockholders in the offering.

Pursuant to Office of Thrift Supervision regulations, consummation of the conversion (including the offering of common stock in the offering, as described below) is conditioned upon the approval of the plan of conversion and reorganization by (1) the Office of Thrift Supervision, (2) at least a majority of the total number of votes eligible to be cast by members of Enfield Mutual Holding Company at the special meeting of members, and (3) holders of a majority of the shares of the outstanding New England Bancshares common stock at the special meeting of stockholders. In addition, pursuant to Office of Thrift Supervision regulations, the consummation of the conversion is conditioned on the approval of the plan of conversion and reorganization by at least a majority of the current stockholders of New England Bancshares, excluding Enfield Mutual Holding Company, at the special meeting of stockholders.

Reasons for the Conversion

After considering the advantages and disadvantages of the conversion, the Boards of Directors of Enfield Federal, New England Bancshares and Enfield Mutual Holding Company unanimously approved the conversion as being in the best interests of Enfield Federal, New England Bancshares, Enfield Mutual Holding Company and their respective stockholders and members. The Boards of Directors concluded that the conversion offers a number of advantages that will be important to our future growth and performance.

The conversion will result in the raising of additional capital for NEBS Bancshares and Enfield Federal, which will support Enfield Federal’s future lending and operational growth and may also support possible future branching activities or the acquisition of other financial institutions or financial service companies or their assets. As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration paid in a transaction. Our current mutual holding company structure, by its nature, limits our ability to offer our common stock as consideration in a merger or acquisition. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by better enabling us to offer stock or cash consideration, or a combination of the two.

After completion of the conversion, the unissued common and preferred stock authorized by NEBS Bancshares’ articles of incorporation will permit it to raise additional capital through further sales of securities. Although New England Bancshares currently has the ability to raise additional capital through the sale of additional shares of New England Bancshares common stock, that ability is limited by the mutual holding company structure, which, among other things, requires that Enfield Mutual Holding Company hold a majority of the outstanding shares of New England Bancshares common stock.

Although no assurances can be given, we expect the conversion to result in a more active and liquid market for NEBS Bancshares common stock, which we have applied to have listed on the Nasdaq National Market, than currently exists for New England Bancshares common stock, which is not listed on Nasdaq and has limited liquidity.

The conversion will afford our officers and employees the opportunity to increase their stock ownership, which we believe to be an effective performance incentive and an effective means of attracting and retaining qualified personnel. The conversion will also provide our customers and local community members with an opportunity to acquire our stock.

If Enfield Federal had undertaken a standard conversion in 2002, applicable Office of Thrift Supervision regulations would have required a greater amount of New England Bancshares common stock to be sold than the amount that was sold in connection with the formation of Enfield Mutual Holding Company. If a standard conversion had been conducted in 2002, management of Enfield Federal believed that it would have been difficult to prudently invest the larger amount of capital that would have been raised, when compared to the net proceeds raised in connection with the formation of Enfield Mutual Holding Company. In addition, a standard conversion in 2002 would have immediately eliminated all aspects of the mutual form of organization.

The disadvantages of the conversion considered by Enfield Federal’s Board of Directors are the additional expense and effort of operating as a public company listed on the Nasdaq Stock Market and the fact that operating in the stock holding company form of organization could subject Enfield Federal to contests for corporate control. The Board of Directors determined that the advantages of the conversion outweighed the disadvantages.

Share Exchange Ratio

Office of Thrift Supervision regulations provide that in a conversion from mutual holding company to stock holding company form, the public stockholders will be entitled to exchange their shares for common stock of the stock holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Under the plan of conversion and reorganization, each publicly held share of New England Bancshares common stock will, on the effective date of the conversion, be converted automatically into and become the right to receive a number of new shares of NEBS Bancshares common stock. The number of new shares of common stock will be determined pursuant to an exchange ratio that ensures that the public stockholders of New England Bancshares common stock will own approximately the same percentage of new common stock in NEBS Bancshares after the conversion as they held in New England Bancshares immediately before the conversion, before giving effect to (1) the receipt of cash in lieu of fractional shares and (2) their purchase of additional shares in the offering. At [RECORD DATE], there were 2,257,651 shares of New England Bancshares common stock outstanding, of which 958,865 were publicly held. The exchange ratio is not dependent on the market value of New England Bancshares common stock. It is calculated based on the percentage of New England Bancshares common stock held by the public, the independent appraisal of New England Bancshares prepared by RP Financial and the number of shares sold in the offering.

The following table shows how the exchange ratio will adjust, based on the number of shares sold in the offering. The table also shows how many shares an owner of 100 shares of New England Bancshares common stock would receive in the exchange, based on the number of shares sold in the offering.

	Shares to be Sold in This Offering		Shares to be Exchanged for Shares of NEBS Bancshares		Total Shares of Common Stock to be Outstanding	Exchange Ratio	Shares to be Received for 100 Shares of New England Bancshares (1)
	Amount	Percent	Amount	Percent
Minimum	2,337,500	57.5%	1,725,724	42.5%	4,063,224	1.7998	179
Midpoint	2,750,000	57.5	2,030,264	42.5	4,780,264	2.1174	211
Maximum	3,162,500	57.5	2,334,804	42.5	5,497,304	2.4350	243
15% above Maximum	3,636,875	57.5	2,685,025	42.5	6,321,900	2.8002	280

(1)	Cash will be paid instead of issuing any fractional shares.

Outstanding options to purchase shares of New England Bancshares common stock will be converted into and become options to purchase NEBS Bancshares common stock. The number of shares of common stock to be received upon exercise of these options and the related exercise price will be adjusted for the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected. At June 30, 2005, there were 107,568 outstanding options to purchase New England Bancshares common stock, 39,227 of which were vested.

Effect of the Conversion on Stockholders of New England Bancshares

As adjusted for the exchange ratio, the conversion will increase the stockholders’ equity (book value) per share and earnings per share of the current stockholders of New England Bancshares. The following table compares historical information for New England Bancshares with similar information on a pro forma and per equivalent New England Bancshares share basis. The information listed as “per equivalent New England Bancshares share” was obtained by multiplying the pro forma amounts by the exchange ratio indicated in the table.

	New England Bancshares Historical	Pro Forma	Exchange Ratio	Per Equivalent New England Bancshares Share
Book value per share at June 30, 2005:
Sale of 2,337,500 shares	$12.83	$11.95	1.7998	$21.51
Sale of 2,750,000 shares	12.83	10.91	2.1174	23.10
Sale of 3,162,500 shares	12.83	10.14	2.4350	24.69
Sale of 3,636,875 shares	12.83	9.47	2.8002	26.52
Earnings per share for three months ended June 30, 2005:
Sale of 2,337,500 shares	$0.15	$0.09	1.7998	$0.16
Sale of 2,750,000 shares	0.15	0.08	2.1174	0.17
Sale of 3,162,500 shares	0.15	0.07	2.4350	0.17
Sale of 3,636,875 shares	0.15	0.06	2.8002	0.17
Price per share (1):
Sale of 2,337,500 shares	$15.65	$10.00	1.7998	$18.00
Sale of 2,750,000 shares	15.65	10.00	2.1174	21.17
Sale of 3,162,500 shares	15.65	10.00	2.4350	24.35
Sale of 3,636,875 shares	15.65	10.00	2.8002	28.00

(1)	At July 11, 2005, which was the day of the last trade before announcement of the adoption of the plan of conversion and reorganization.

Tax Aspects

Completion of the conversion is conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Connecticut tax laws, that no gain or loss will be recognized by Enfield Federal, Enfield Mutual Holding Company, New England Bancshares or NEBS Bancshares as a result of the conversion or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinions summarized below address all material federal income tax consequences that are generally applicable to New England Bancshares and its stockholders.

Muldoon Murphy & Aguggia LLP has issued an opinion to Enfield Mutual Holding Company, New England Bancshares and NEBS Bancshares that, for federal income tax purposes:

1. the conversion of Enfield Mutual Holding Company from mutual form to Enfield Interim Federal Savings and Loan Association I will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, and no gain or loss will be recognized by Enfield Interim Federal Savings and Loan Association I or Enfield Mutual Holding Company by reason of such conversion;

2. the merger of Enfield Interim Federal Savings and Loan Association I into Enfield Federal will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and no gain or loss will be recognized by Enfield Interim Federal Savings and Loan Association I, Enfield Mutual Holding Company or Enfield Federal by reason of such merger;

3. the conversion of New England Bancshares from mutual form to Enfield Interim Federal Savings and Loan Association II will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, and no gain or loss will be recognized by Enfield Interim Federal Savings and Loan Association II or New England Bancshares by reason of such conversion;

4. the merger of Enfield Interim Federal Savings and Loan Association II into Enfield Federal will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and no gain or loss will be recognized by Enfield Interim Federal Savings and Loan Association II, New England Bancshares or Enfield Federal by reason of such merger;

5. the merger of Enfield Interim Federal Savings and Loan Association III with and into Enfield Federal (“bank merger”) will qualify either as a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code or as an exchange under Section 351 of the Internal Revenue Code, and no gain or loss will be recognized by Enfield Interim Federal Savings and Loan Association III, Enfield Federal or NEBS Bancshares by reason of the bank merger;

6. no gain or loss will be recognized by the current stockholders of New England Bancshares upon the receipt of shares of common stock of NEBS Bancshares pursuant to the bank merger, except to the extent of any cash received in lieu of a fractional share interest in NEBS Bancshares;

7. the aggregate tax basis of the shares of the NEBS Bancshares common stock to be received by the current stockholders of New England Bancshares will be the same as the aggregate tax basis of the New England Bancshares common stock surrendered in exchange therefore reduced by any amount allocable to a fractional share interest in New England Bancshares for which cash is received;

8. the holding period of the shares of NEBS Bancshares common stock to be received by the current stockholders of New England Bancshares will include the holding period of the shares of New England Bancshares common stock, provided that New England Bancshares common stock was held as a capital asset on the date of the bank merger;

9. a holder of shares of New England Bancshares common stock who receives cash in lieu of a fractional share of NEBS Bancshares common stock will recognize gain or loss equal to the difference between the amount of cash received and the portion of such holder’s tax basis of the shares of New England Bancshares allocable to the fractional share; such gain or loss will be capital gain or loss if such shares were held as a capital asset as of the date of the bank merger, and will be long-term capital gain or loss if such holder’s holding period in the shares of New England Bancshares common stock is more than one year on the date of the bank merger;

10. no gain or loss will be recognized by NEBS Bancshares upon the sale of shares of common stock in the offering;

11. no gain or loss will be recognized by members of Enfield Mutual Holding Company upon the issuance to them of interests in the liquidation account in Enfield Federal pursuant to the merger of Enfield Mutual Holding Company into Enfield Federal;

12. it is more likely than not that the fair market value of the non-transferable subscription rights to purchase shares of common stock of NEBS Bancshares to be issued to eligible account holders, supplemental eligible account holders and other members is zero and, accordingly, that no income will be recognized by eligible account holders, supplemental eligible account holders and other members upon the issuance to them of the subscription rights or upon the exercise of the subscription rights;

13. it is more likely than not that the tax basis to the holders of shares of common stock purchased in the offering pursuant to the exercise of the subscription rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of completion of the offering; and

14. the holding period for shares of common stock purchased in the community offering or syndicated community offering will begin on the day after the date of the purchase.

The opinions set forth in the 12th and 13th bullet points above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights issued by a converting financial institution have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be non-transferable and of short duration, and will afford the recipients the right only to purchase NEBS Bancshares common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

Enfield Federal has also received an opinion from Shatswell, MacLeod & Company, P.C., West Peabody, Massachusetts, that, assuming the conversion does not result in any federal income tax liability to Enfield Federal, its account holders, Enfield Mutual Holding Company, New England Bancshares or NEBS Bancshares, implementation of the plan of conversion and reorganization will not result in any Maryland income tax liability to those entities or persons.

The opinions of Muldoon Murphy & Aguggia LLP and Shatswell, MacLeod & Company, P.C. are filed as exhibits to the registration statement that NEBS Bancshares has filed with the Securities and Exchange Commission.

Comparison of Stockholders’ Rights

As a result of the conversion, current holders of New England Bancshares common stock will become stockholders of NEBS Bancshares. There are certain differences in stockholder rights arising from distinctions between the federal stock charter and bylaws of New England Bancshares and the articles of incorporation and bylaws of NEBS Bancshares and from distinctions between laws with respect to federally-chartered savings and loan holding companies and Maryland law.

In some instances, the rights of stockholders of NEBS Bancshares will be less than the rights stockholders of New England Bancshares currently have. The decrease in stockholder rights under the Maryland charter and bylaws are not mandated by Maryland law but have been chosen by management as being in the best interests of NEBS Bancshares. In some instances, the differences in stockholder rights may increase management rights. We believe that the provisions described below are prudent and will enhance our ability to remain an independent financial institution and reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our Board of Directors. These provisions also will assist us in the orderly deployment of the conversion proceeds into productive assets and allow us to implement our business plan during the initial period after the conversion. We believe these provisions are in the best interests of NEBS Bancshares and its stockholders.

The following discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the more significant differences and certain important similarities. The discussion herein is qualified in its entirety by reference to the articles of incorporation and bylaws of NEBS Bancshares and Maryland law.

Authorized Capital Stock. The authorized capital stock of NEBS Bancshares consists of 19,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. The current authorized capital stock of New England Bancshares consists of 11,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

New England Bancshares’ charter and NEBS Bancshares’ articles of incorporation both authorize the Board of Directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates and liquidation preferences. Although neither Board of Directors has any intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt.

Issuance of Capital Stock. Currently, pursuant to applicable laws and regulations, Enfield Mutual Holding Company is required to own not less than a majority of the outstanding common stock of New England Bancshares. There will be no such restriction applicable to NEBS Bancshares following consummation of the conversion, as Enfield Mutual Holding Company will cease to exist.

NEBS Bancshares’ articles of incorporation does not contain restrictions on the issuance of shares of capital stock to the directors, officers or controlling persons of NEBS Bancshares, whereas the current federal stock charter of New England Bancshares restricts such issuance to general public offerings, or if qualifying shares, to directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting. Thus, NEBS Bancshares could adopt stock-related compensation plans such as stock option plans without stockholder approval and shares of the capital stock of NEBS Bancshares could be issued directly to directors or officers without stockholder approval. The rules of the NASD, however, generally require corporations with securities that are quoted on the Nasdaq Stock Market, like NEBS Bancshares will be, to obtain stockholder approval of most compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, stockholder approval of stock-related compensation plans may be sought in certain instances to qualify such plans for favorable treatment under current federal income tax laws and regulations. We plan to submit the stock compensation plans discussed in this prospectus to stockholders for their approval.

Neither the federal stock charter and bylaws of New England Bancshares nor the articles of incorporation and bylaws of NEBS Bancshares provide for preemptive rights to stockholders in connection with the issuance of capital stock.

Voting Rights. Neither the federal stock charter of New England Bancshares permits cumulative voting in the election of directors. Cumulative voting entitles you to as many votes as equal to the number of shares you hold, multiplied by the number of directors to be elected. Cumulative voting allows you to cast all your votes for a single nominee or apportion your votes among any two or more nominees. For example, when three directors are to be elected, cumulative voting allows a holder of 100 shares to cast 300 votes for a single nominee, apportion 100 votes for each nominee, or apportion 300 votes in any other manner.

Payment of Dividends. The ability of Enfield Federal to pay dividends on its capital stock is restricted by Office of Thrift Supervision regulations and by tax considerations related to savings associations. Enfield Federal will continue to be subject to these restrictions after the conversion, and such restrictions will indirectly affect NEBS Bancshares because dividends from Enfield Federal will be a primary source of funds for the payment of dividends to the stockholders of NEBS Bancshares.

Maryland law generally provides that, unless otherwise restricted in a corporation’s charter, a corporation’s board of directors may authorize and a corporation may pay dividends to stockholders. However, a distribution may not be made if, after giving effect thereto:

•	the corporation would not be able to pay its debts as they become due in the usual course of business; or

•	the total assets of the corporation would be less than the sum of its total liabilities plus (unless otherwise provided in its charter) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Board of Directors. The federal stock charter and bylaws of New England Bancshares and the charter and bylaws of NEBS Bancshares each require the Board of Directors to be divided into three classes as nearly equal in number as possible and that the members of each class be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually. Under both the bylaws of New England Bancshares and the bylaws of NEBS Bancshares, any vacancy occurring in the Board of Directors, however caused, may be filled by an affirmative vote of the majority of the directors then in office, whether or not a quorum is present, and any director so chosen shall hold office only until the next annual meeting of stockholders at which directors are elected.

The bylaws of NEBS Bancshares provide that to be eligible to serve on the Board of Directors a person must:

•	be no older than 70 years of age, except for those directors serving on the board as of the effective date of the bylaws;

•	reside, for at least one year before his or her nomination or appointment, in a county in which an office of NEBS Bancshares or its subsidiary maintains a banking office or in an adjacent county;

•	not have been: (1) subject to a supervisory action by a financial regulatory agency that resulted in a cease or desist order; or (2) been convicted been charged with the commission of a crime involving dishonesty or breach of trust that is punishable by a year or more in prison; and

•	not be either a director or officer of another financial institution that engages in business activities in the same market area as NEBS Bancshares.

These provisions may prevent stockholders from nominating themselves or persons of their choosing for election to the Board of Directors. The bylaws of New England Bancshares do not contain similar qualification requirements.

Under the bylaws of New England Bancshares, any director may be removed only for cause by vote of the holders of a majority of the outstanding voting shares at a meeting of stockholders called for such purpose. The articles of incorporation of NEBS Bancshares provides that any director may be removed by stockholders only for cause upon the affirmative vote of the holders of not less than 80% of the outstanding voting shares. The higher vote threshold will make it more difficult for stockholders to remove directors and replace them with their own nominees.

Limitations on Liability. The articles of incorporation of NEBS Bancshares provides that, to the fullest extent permitted under Maryland law, directors and officers of NEBS Bancshares will not be personally liable to NEBS Bancshares or its stockholders for monetary damages. This provision would absolve directors and officers of personal liability for monetary damages for negligence in the performance of their duties, including gross negligence, and it would not affect the availability of injunctive or other equitable relief as a remedy.

Currently, federal law does not permit federally-chartered savings and loan holding companies like New England Bancshares to limit the personal liability of directors in the manner provided by Maryland law and the laws of many other states.

Indemnification of Directors, Officers, Employees and Agents. The federal bylaws of New England Bancshares provide that New England Bancshares must indemnify its directors, officers and employees for any costs incurred in connection with any action involving any such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgement other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of New England Bancshares or its stockholders. New England Bancshares also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, New England Bancshares is required to notify the Office of Thrift Supervision of its intention and such payment cannot be made if the Office of Thrift Supervision objects thereto.

The charter of NEBS Bancshares provides that it will indemnify its directors and officers, whether serving it or at its request any other entity, to the fullest extent permitted under Maryland law. Such indemnification includes the advancement of expenses. The charter of NEBS Bancshares also provides that it will indemnify it employees and agents to such extent as shall be authorized by the board of directors of the bylaws and be permitted by law.

Special Meetings of Stockholders. The bylaws of New England Bancshares provide that special meetings of the stockholders of New England Bancshares may be called by the Chairman, President, a majority of the Board of Directors or the holders of not less than ten percent of the outstanding capital stock of New England Bancshares entitled to vote at the meeting. The bylaws of NEBS Bancshares contain a provision pursuant to which special meetings of the stockholders of NEBS Bancshares may be called by the Chairman, the President, the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which NEBS Bancshares would have if there were no vacancies on the Board of Directors or the holders of not less than a majority of the capital stock of NEBS Bancshares entitled to vote at a meeting.

Stockholder Nominations and Proposals. The bylaws of New England Bancshares generally provide that stockholders may submit new business to be taken up at the annual meeting. Any stockholder may make any proposal at the annual meeting and the same may be discussed and considered, provided such submission is provided in writing and filed with the secretary at least five days before the meeting.

NEBS Bancshares’ bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of NEBS Bancshares. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the NEBS Bancshares Board or by a stockholder who has given appropriate notice to NEBS Bancshares before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given NEBS Bancshares appropriate notice of its intention to bring that business before the meeting. NEBS Bancshares’ secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to NEBS Bancshares concerning the nature of the new business, the stockholder and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide NEBS Bancshares with certain information concerning the nominee and the proposing stockholder.

Advance notice of nominations or proposed business by stockholders gives NEBS Bancshares’ Board of Directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the Board of Directors, to inform stockholders and make recommendations about those matters.

Stockholder Action Without a Meeting. The bylaws of New England Bancshares do not provide for action to be taken by stockholders without a meeting. Under Maryland law, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

Stockholder’s Right to Examine Books and Records. A federal regulation, which is currently applicable to New England Bancshares provides that stockholders, holding of record at least $100,000 of stock or at least 1% of the total outstanding voting shares, may inspect and make extracts from specified books and records of a federally-chartered savings and loan associations after proper written notice for a proper purpose. Maryland law provides that a stockholder holding less than five percent of the outstanding capital stock may inspect specified books and records. Additionally, stockholders who have for at least six months beneficially owned more than five percent of the outstanding capital stock may, upon written request, inspect and copy the corporation’s books of account and stock ledger.

Limitations on Voting Rights. The charter of NEBS Bancshares provides that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter (the “10% limit”), be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (1) have the right to acquire upon the exercise of conversion rights, exchange rights, warrants or options and (2) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by NEBS Bancshares to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to:

•	any director or officer acting solely in their capacities as directors and officers; or

•	any employee benefit plans of NEBS Bancshares or any subsidiary or a trustee of a plan.

The charter of New England Bancshares provides that, for a period of five years from the effective date of Enfield Federal’s mutual holding company reorganization, no person, other than Enfield Mutual Holding Company, shall directly or indirectly offer to acquire or acquire more than 10% of the then-outstanding shares of common stock. The foregoing restriction does not apply to:

•	the purchase of shares by underwriters in connection with a public offering; or

•	the purchase of shares by any employee benefit plans of New England Bancshares or any subsidiary.

Mergers, Consolidations and Sales of Assets. Federal regulation currently requires the approval of two-thirds of the Board of Directors of New England Bancshares and the holders of two-thirds of the outstanding stock of New England Bancshares entitled to vote thereon for mergers, consolidations and sales of all or substantially all of its assets. Such regulation permits New England Bancshares to merge with another corporation without obtaining the approval of its stockholders if:

•	it does not involve an interim savings institution;

•	the charter of New England Bancshares is not changed;

•	each share of New England Bancshares stock outstanding immediately before the effective date of the transaction is to be an identical outstanding share or a treasury share of New England Bancshares after such effective date; and

•

either: (a) no shares of voting stock of New England Bancshares and no securities convertible into such stock are to be issued or delivered under the plan of combination or (b) the authorized unissued shares or the treasury shares of voting stock of New England Bancshares to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of New England Bancshares outstanding immediately before the effective date of the transaction.

NEBS Bancshares’ articles of incorporation requires the approval of the Board of Directors and the affirmative vote of a majority of the votes entitled to be cast by all stockholders entitled to vote thereon. However, Maryland law provides that:

•	a merger of a 90% of more owned subsidiary with and into its parent may be approved without stockholder approval; provided, however that (1) the charter of the successor is not amended in the merger other than to change its name, the name or other designation or the par value of any class or series of its stock or the aggregate par value of its stock and (2) the contractual rights of any stock of the successor issued in the merger in exchange for stock of the other corporation participating in the merger are identical to the contract rights of the stock for which the stock of the successor was exchanged;

•	a share exchange need not be approved by the stockholders of the successor;

•	a transfer of assets need not be approved by the stockholders of the transferee;

•	a merger need not be approved by the stockholders of a Maryland successor corporation provided that the merger does not reclassify or change the terms of any class or series of its stock that is outstanding immediately before the merger becomes effective or otherwise amend its charter and the number of shares of stock of such class or series outstanding immediately after the effective time of the merger does not increase by more than 20% of the number of shares of the class or series of stock that is outstanding immediately before the merger becomes effective.

Business Combinations with Interested Stockholders. The articles of incorporation of NEBS Bancshares requires the approval of the holders of at least 80% of NEBS Bancshares’ outstanding shares of voting stock entitled to vote to approve certain “business combinations” with an “interested stockholder.” This supermajority voting requirement will not apply in cases where the proposed transaction has been approved by a majority of disinterested directors or where various fair price and procedural conditions have been met.

Under NEBS Bancshares’ articles of incorporation, the term “interested stockholder” means any person who or which is:

•	the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding voting stock of NEBS Bancshares;

•	an affiliate of NEBS Bancshares and at any time in the two-year period before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the NEBS Bancshares; or

•	an assignee of or has otherwise succeeded to any shares of voting stock that were at any time within the two-year period immediately before the date in question beneficially owned by any interested stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

A “business combination” includes, but is not limited to:

1.	any merger or consolidation of NEBS Bancshares or of its subsidiaries with (a) any interested stockholder; or (b) any other corporation, which is, or after such merger or consolidation would be, an affiliate of an interested stockholder; or

2.	any sale, lease, exchange or other disposition to or with any interested stockholder, or any affiliate of any interested stockholder, of any assets of NEBS Bancshares or any of its subsidiaries having an aggregate fair market value equaling or exceeding 25% or more of the combined assets of the NEBS Bancshares and its subsidiaries; or

3.	the issuance or transfer by NEBS Bancshares or any of its subsidiaries of any securities of NEBS Bancshares or any of its subsidiaries to any interested stockholder or any affiliate of any interested stockholder in exchange for cash, securities or other property having an aggregate fair market value equaling or exceeding 25% of the combined fair market value of the outstanding common stock of NEBS Bancshares, except for any issuance or transfer pursuant to an employee benefit plan of NEBS Bancshares or any of its subsidiaries; or

4.	the adoption of any plan for the liquidation or dissolution of NEBS Bancshares proposed by or on behalf of any interested stockholder or any affiliate or associate of such interested stockholder; or

5.	any reclassification of securities, or recapitalization of NEBS Bancshares, or any merger or consolidation of NEBS Bancshares with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an interested stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of NEBS Bancshares or any of its subsidiaries, which is directly or indirectly owned by any interested stockholder or any affiliate of any interested stockholder;

Neither the charter and bylaws of New England Bancshares nor the federal laws and regulations applicable to New England Bancshares contain a provision that restricts business combinations between New England Bancshares and any interested stockholder in the manner set forth above.

Dissenters’ Rights of Appraisal. A federal regulation that is applicable to New England Bancshares generally provides that a stockholder of a federally-chartered savings and loan association that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. This regulation also provides, however, that the stockholders of a federally-chartered savings and loan association that is listed on a national securities exchange or quoted on Nasdaq are not entitled to dissenters’ rights in connection with a merger if the stockholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq or any combination of such shares of stock and cash. This exception does not currently apply to New England Bancshares because its stock is not listed on a national securities exchange or quoted on the Nasdaq.

After the conversion, the rights of appraisal of the dissenting stockholders of NEBS Bancshares will be governed by Maryland law. Pursuant to the Maryland law, a stockholder of a Maryland corporation generally has the right to dissent from any merger involving the corporation, share exchange, sale of all or substantially all of the corporation’s assets or an amendment of the charter that materially adversely affects stockholder rights, and to obtain fair value for his or her shares, subject to specified procedural requirements. However, no such appraisal rights are generally available for shares which are listed on a national securities exchange or on the Nasdaq National Market.

Evaluation of Offers. The articles of incorporation of NEBS Bancshares provides that its Board of Directors, when evaluating a transaction that would or may involve a change in control of NEBS Bancshares (including a tender or exchange offer, merger or consolidation or sale of all or substantially all of the assets of NEBS Bancshares) may, in connection with the exercise of its judgment in determining what is in the best interest of NEBS Bancshares and its stockholders, give consideration to the following factors:

•	the economic effect, both immediate and long-term, upon NEBS Bancshares’ stockholders, including stockholders, if any, not to participate in the transaction;

•	the social and economic effect on the employees, depositors and customers of, and others dealing with, NEBS Bancshares and its subsidiaries and on the communities in which NEBS Bancshares and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical and current operating results or financial condition of NEBS Bancshares;

•	whether a more favorable price could be obtained for NEBS Bancshares’ stock or other securities in the future;

•	the reputation and business practices of the offeror and its management and affiliates as they would affect the employees;

•	the future value of the stock or any other securities of NEBS Bancshares; and

•	any antitrust or other legal and regulatory issues that are raised by the proposal.

By having these standards in the articles of incorporation of NEBS Bancshares, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of NEBS Bancshares, even if the price offered is significantly greater than the then market price of any equity security of NEBS Bancshares.

Amendment of Governing Instruments. No amendment of the charter of New England Bancshares may be made unless it is first proposed by the Board of Directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of NEBS Bancshares generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Section C of the Article Fifth (Limitation of Voting Common Stock), Sections A and C of Article Eighth (Removal of Directors), Sections F, J and L of Article Eighth (Amendment of Governing Instruments) and Article Ninth (Approval of Business Combinations), must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the Board of Directors may amend the articles of incorporation without any action by the stockholders to increase or decrease the aggregate number of shares of capital stock.

The bylaws of New England Bancshares may be amended in a manner consistent with regulations of the Office of Thrift Supervision and shall be effective after (1) approval of the amendment by a majority vote of the authorized Board of Directors, or by a majority of the votes cast by the stockholders of New England Bancshares at any legal meeting, and (2) receipt of applicable regulatory approval. The bylaws of NEBS Bancshares may be amended by the majority vote of the Board of Directors.

Anti-Takeover Effects of NEBS Bancshares’ Articles of Incorporation and Bylaws and Management Remuneration Adopted in Conversion

The provisions described above are intended to reduce NEBS Bancshares’ vulnerability to takeover attempts and other transactions that have not been negotiated with and approved by our Board of Directors. Provisions of the equity incentive plan will provide for accelerated benefits to participants if a change in control of NEBS Bancshares or Enfield Federal occurs or a tender or exchange offer for our stock is made. We also maintain an employment agreement with our chief executive officer, two change in control agreements with executive officers and a severance compensation plan, which will provide such eligible officers and employees with additional payments and benefits on the individual’s termination in connection with a change in control of NEBS Bancshares or Enfield Federal. The foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of NEBS Bancshares. Additionally, the provisions could deter offers to acquire the outstanding shares of NEBS Bancshares that might be viewed by stockholders to be in their best interests.

Our Board of Directors believes that the provisions of the articles of incorporation and bylaws are in the best interest of NEBS Bancshares and its stockholders. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. In the Board of Director’s judgment, the Board of Directors is in the best position to determine the value of NEBS Bancshares and to negotiate more effectively for what may be in the best interest of all stockholders. Accordingly, the Board of Directors believes it is in the best interest of NEBS Bancshares and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts. It is also the Board of Director’s view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the fair value of NEBS Bancshares. Despite the belief of our Board of Directors as to the benefit to stockholders of these provisions of NEBS Bancshares’ articles of incorporation and bylaws, these provisions may have the effect of discouraging a takeover attempt that would not be approved by our Board of Directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction might not have the opportunity to do so. Furthermore, these provisions may perpetuate incumbent management, even though some stockholders may deem existing management not to be acting in their best interests.

Exchange of Certificates

After completion of the conversion, each holder of a certificate or certificates evidencing shares of New England Bancshares common stock (other than Enfield Mutual Holding Company), upon surrender of the certificate to our transfer agent, which is anticipated to serve as the exchange agent for the conversion, will receive a certificate or certificates representing the number of full shares of NEBS Bancshares common stock into which the holder’s shares have been converted based on the exchange ratio. Promptly following the consummation of the conversion, the exchange agent will mail to each such holder of record of an outstanding certificate evidencing shares of New England Bancshares common stock a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the exchange agent) advising such holder of the terms of the exchange and of the procedure for surrendering to the exchange agent such certificate in exchange for a certificate or certificates evidencing NEBS Bancshares common stock. New England Bancshares stockholders should not forward their certificates to New England Bancshares or the exchange agent until they have received the transmittal letter. If you hold shares of New England Bancshares common stock in street name, your account should automatically be credited with shares of NEBS Bancshares common stock following consummation of the conversion. No transmittal forms will be mailed relating to shares held in street name.

We will not issue any fractional shares of NEBS Bancshares common stock. For each fractional share that would otherwise be issued as a result of the exchange of NEBS Bancshares common stock for New England Bancshares common stock, we will pay an amount equal to the product obtained by multiplying the fractional share interest to which the former New England Bancshares stockholder would otherwise be entitled by $10.00. Payment for fractional shares will be made as soon as practicable after receipt by the exchange agent of surrendered New England Bancshares stock certificates. If you hold shares of New England Bancshares common stock in street name, your account should automatically be credited with cash in lieu of fractional shares.

No holder of a certificate representing shares of New England Bancshares common stock will be entitled to receive any dividends on NEBS Bancshares common stock until the certificate representing such holder’s shares of New England Bancshares common stock is surrendered in exchange for certificates representing shares of NEBS Bancshares common stock. In the event that we declare dividends after the conversion, but before surrender of certificates representing shares of New England Bancshares common stock, dividends payable on shares of NEBS Bancshares common stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing shares of New England Bancshares common stock. We will be entitled, after the completion of the conversion, to treat certificates representing shares of New England Bancshares common stock as evidencing ownership of the number of full shares of NEBS Bancshares common stock into which the shares of New England Bancshares common stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

We will not be obligated to deliver a certificate or certificates representing shares of NEBS Bancshares common stock to which a holder of New England Bancshares common stock would otherwise be entitled as a result of the conversion until such holder surrenders the certificate or certificates representing the shares of New England Bancshares common stock for exchange as provided above, or provides an appropriate affidavit of loss and indemnity agreement and/or a bond. If any certificate evidencing shares of NEBS Bancshares common stock is to be issued in a name other than that in which the certificate evidencing New England Bancshares common stock surrendered in exchange therefor is registered, it shall be a condition of the issuance that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the exchange agent any transfer or other tax required by reason of the issuance of a certificate for shares of common stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

Dissenters’ Rights

General. Stockholders of a corporation that is proposing to merge or consolidate with another entity are sometimes entitled under relevant state or federal laws to appraisal or dissenters’ rights in connection with the proposed transaction depending on the circumstances. This right generally confers on stockholders who oppose a merger or the consideration to be received in the merger the right to receive, in lieu of the consideration being offered in the merger, the fair value for their shares as determined in accordance with applicable state or federal law.

Dissenters’ Rights Under 12 C.F.R. § 552.14. As a stockholder of a federally chartered corporation, you have appraisal rights under regulations promulgated by the Office of Thrift Supervision under 12 C.F.R. § 552.14 (the “Office of Thrift Supervision regulations”). Under the Office of Thrift Supervision regulations, if you do not wish to exchange your shares for shares of NEBS Bancshares pursuant to the exchange ratio, you have the right to dissent from the conversion and related transactions and to seek an appraisal of, and to be paid the fair value, exclusive of any value arising from the accomplishment or expectation of the transactions contemplated by the plan of conversion and reorganization, for shares of New England Bancshares common stock held by you, provided you comply with Section 552.14 of the Office of Thrift Supervision regulations.

Our stockholders who are entitled to vote on the approval of the plan of conversion and reorganization that do not vote in favor of the plan of conversion and reorganization and who otherwise comply with the applicable procedures under Section 552.14 of the Office of Thrift Supervision regulations are entitled to dissenters’ rights under federal law. To perfect your dissenters’ rights, you must strictly comply with the procedures in Section 552.14 of the Office of Thrift Supervision regulations. Failure to strictly comply with these procedures will result in the loss of dissenters’ rights.

The following is a summary of the material provisions of Section 552.14 of the Office of Thrift Supervision regulations. The full text of Section 552.14 of the Office of Thrift Supervision regulations is reprinted as Appendix A to this proxy statement. You should read Appendix A in its entirety. All references in this summary to a “stockholder” are to the record holder of the shares of New England Bancshares common stock on the record date. A person having a beneficial interest in shares that are held in street name or otherwise held of record in the name of another person, such as a broker or nominee, is responsible for ensuring that a demand for appraisal is made by the record holder and must act promptly to cause the record holder to properly follow the steps summarized below in a timely manner to exercise whatever dissenters’ rights the beneficial owner may have.

You Must Perfect Your Appraisal Rights. To perfect dissenters’ rights under Section 552.14 of the Office of Thrift Supervision regulations with respect to your shares of common stock of New England Bancshares, you must comply with the following procedures:

•	You must not vote for the adoption of the plan of conversion and reorganization or consent thereto in writing, including the returning of a signed proxy without indicating any voting instructions as to the proposal.

•	You must deliver to New England Bancshares a written demand for appraisal of your shares of New England Bancshares common stock before the vote on the proposal to adopt the plan of conversion and reorganization.

A written demand for appraisal must reasonably inform us of the identity of the stockholder and his or her intent to demand appraisal of his or her shares of New England Bancshares common stock. This written demand for appraisal must be separate from any proxy or vote in person against or abstention from voting on the plan of conversion and reorganization. A proxy or vote in person against or abstention from voting on the adoption of the plan of conversion and reorganization will not, in and of itself, constitute a demand for appraisal.

All written demands for appraisal must be mailed or delivered to:

New England Bancshares, Inc.

660 Enfield Street

Enfield, Connecticut 06082

Attention: Corporate Secretary

or should be delivered to the Corporate Secretary at the New England Bancshares special meeting before the vote on the plan of conversion and reorganization.

NEBS Bancshares Must Provide Notice to Each New England Bancshares Stockholder That Has Properly Asserted Dissenters’ Rights. Within ten days after the completion of the transactions contemplated by the plan of conversion and reorganization, NEBS Bancshares, as the successor company, will notify each New England Bancshares stockholder that has properly asserted dissenters’ rights under Section 552.14 of the Office of Thrift Supervision regulations, and that has not voted in favor of the plan of conversion and reorganization, of the following:

•	the effective date of the conversion;

•	the fair market value that NEBS Bancshares will offer to pay for such shares;

•	that, within 60 days of the effective date of the conversion, a petition must be filed with the Office of Thrift Supervision if an agreement as to the price of the dissented shares is not agreed upon by NEBS Bancshares and the dissenting stockholder;

•	that the transfer agent must note on such stockholder’s stock certificates that appraisal proceedings are pending; and

•	the notice requirements of the petition.

Acceptance of Offer. If within 60 days of the effective date of the conversion, the fair value is agreed upon between NEBS Bancshares and any stockholder who has complied with the requirements summarized above, payment of such agreed price must be made within 90 days of the effective date of the conversion.

A Petition Must be Filed with the Office of Thrift Supervision. Within 60 days after the effective date of the conversion, but not thereafter, any New England Bancshares stockholder who has complied with the requirements summarized above may file a petition with the Office of Thrift Supervision demanding a determination of the fair value of the shares that are entitled to dissenters’ rights. A copy of the petition must be given to NEBS Bancshares as the surviving corporation by registered or certified mail. It will be the obligation of New England Bancshares stockholders wishing to assert appraisal rights to initiate all necessary action to perfect their dissenters’ rights within the time prescribed in Section 552.14 of the Office of Thrift Supervision regulations. Any New England Bancshares stockholder entitled to file a petition with the Office of Thrift Supervision who fails to file the petition within 60 days of the effective date of the conversion will be deemed to have accepted the exchange of shares of NEBS Bancshares for shares of New England Bancshares based upon the exchange ratio.

Stock Certificates Must be Noted by the Transfer Agent. Within 60 days of the effective date of the conversion, each New England Bancshares stockholder demanding appraisal and payment under Section 552.14 of the Office of Thrift Supervision regulations must submit to Registrar and Transfer Company, the transfer agent, his or her certificates of New England Bancshares common stock for notation by the transfer agent that appraisal proceedings are pending. Any New England Bancshares stockholder who fails to submit his or her stock certificates for this notation will no longer be entitled to dissenters’ rights under Section 552.14 of the Office of Thrift Supervision regulations, and will be deemed to have accepted the exchange of shares of NEBS Bancshares for shares of New England Bancshares based upon the exchange ratio.

The Director of the Office of Thrift Supervision Will Determine the Fair Value of the New England Bancshares Common Stock. The Director of the Office of Thrift Supervision will either appoint one or more independent persons or direct appropriate staff of the Office of Thrift Supervision to determine the fair market value of the shares, as of the effective date of the conversion, exclusive of any element of value arising from the accomplishment or expectation of the conversion. Appropriate staff of the Office of Thrift Supervision will review and provide an opinion on the appraisals prepared by the independent person as to the suitability of the appraisal methodology and the adequacy of the analysis and the supportive data.

After considering the appraisal report and the advice of the appropriate staff, and if the Director agrees with the valuation of the shares, the Director will direct payment by NEBS Bancshares of the appraised fair market value of the shares of New England Bancshares common stock upon surrendering of the certificates representing such stock. NEBS Bancshares must make the payment, together with interest from the effective date of the conversion, at a rate deemed equitable by the Director.

In addition, the Director may apportion and assess the costs and expenses of any proceeding under Section 552.14 of the Office of Thrift Supervision regulations against all or some of the parties. In making this assessment, the Director will consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided under Section 552.14 of the Office of Thrift Supervision regulations.

You May Withdraw Your Demand for Appraisal. At any time within 60 days after the effective date of the conversion, any New England Bancshares stockholder will have the right to withdraw his or her demand for appraisal and to accept the exchange of shares in accordance with the terms of the plan of conversion and reorganization.

No Right to Vote Appraisal Shares or Receive Dividends or Distribution on Appraisal Shares. Any holder of shares of common stock for which appraisal rights are available that has duly demanded an appraisal in compliance with Section 552.14 of the Office of Thrift Supervision regulations will not be entitled to vote, after the consummation of the conversion, those shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of those shares as of a record date prior to the completion of the conversion.

Interest of Our Management and Directors

Our management and directors have an interest in the approval of the plan of conversion and reorganization because we intend our existing employee stock ownership plans to purchase additional shares in the offering and because we intend to implement a stock-based benefit plan under which we would grant stock options and award shares of restricted stock. For a discussion of these plans, see the section captioned “Our Management – Benefit Plans” in the prospectus.

Recommendation of Our Board of Directors

Our Board of Directors recommends that you vote “FOR” the proposal to approve the plan of conversion and reorganization.

Miscellaneous

We will pay the cost of this proxy solicitation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of New England Bancshares common stock. In addition to soliciting proxies by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without receiving additional compensation.

Whether or not you plan to attend the special meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Nancy L. Grady

Corporate Secretary

Enfield, Connecticut

[MAIL DATE]

Appendix A

12 Code of Federal Regulations Section 552.14

§552.14 Dissenter and appraisal rights.

(a)	Right to demand payment of fair or appraised value. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with §552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock: Provided, that such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

(b)	Exceptions. No Stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock’s fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”) on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to §552.13(h)(2) of this part. “Qualified consideration” means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ, or any combination of such shares of stock and cash.

(c)	Procedure.

(1)	NOTICE. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of the management’s proxy solicitation for such meeting.

(2)	DEMAND FOR APPRAISAL AND PAYMENT. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

(3)	NOTIFICATION OF EFFECTIVE DATE AND WRITTEN OFFER. Within ten days after the effective date of the combination, the resulting association shall:

(i)	Give written notice by mail to stockholders of constituent Federal stock associations who have complied with the provisions of paragraph (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

(ii)	Make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

(iii)	Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and (6) of this section (set out in the notice) must be satisfied.

The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

(4)	ACCEPTANCE OF OFFER. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

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(5)	PETITION TO BE FILED IF OFFER NOT ACCEPTED. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

(6)	STOCK CERTIFICATES TO BE NOTED. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

(7)	WITHDRAWAL OF DEMAND. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

(8)	VALUATION AND PAYMENT. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

(9)	COSTS AND EXPENSES. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

(10)	VOTING AND DISTRIBUTION. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, that if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

(11)	STATUS. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

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Revocable Proxy

New England Bancshares, Inc.

Special Meeting of Stockholders

[MEETING DATE]

            :            .m., local time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints                         , and each of them, with full power of substitution, to act as proxy for the undersigned and to vote all shares of common stock of New England Bancshares, Inc. (the “Company”) that the undersigned is entitled to vote only at the special meeting of stockholders, to be held on [MEETING DATE], at             .m., local time, at                     , located at                     , Enfield, Connecticut and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The approval of a plan of conversion and reorganization pursuant to which: (A) New England Bancshares will convert to an interim federal stock savings association and will merge with and into Enfield Federal, with Enfield Federal being the surviving entity, (B) Enfield Mutual Holding Company, which currently owns approximately 57.5% of the common stock of New England Bancshares, will convert to an interim federal stock savings association and merge with and into Enfield Federal, with Enfield Federal being the surviving entity, (C) an interim stock savings association will be formed as a subsidiary of NEBS Bancshares, Inc., a Maryland corporation recently formed to be the holding company for Enfield Federal, and then will merge into Enfield Federal, with Enfield Federal being the surviving entity, (D) the outstanding shares of New England Bancshares, other than those held by Enfield Mutual Holding Company, will be converted into shares of common stock of NEBS Bancshares and (E) NEBS Bancshares will offer shares of its common stock for sale in a subscription offering and community offering.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the proposal listed only if signed and dated. If any other business is presented at the special meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to any other business that may come before the special meeting or any adjournment thereof.

The undersigned acknowledges receipt from New England Bancshares before the execution of this proxy of notice of the special meeting of stockholders and of a proxy statement for the special meeting.

Dated:                     , 2005

SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.